Exhibit 10.8

ASTRO-MED INC.

MANAGEMENT BONUS PLAN

GROUP III

Adopted March 24, 2003

Exhibit 10.8

ASTRO-MED, INC.

MANAGEMENT BONUS PLAN

GROUP III

I. OVERVIEW

A.	Perspective

Astro-Med’s pay for performance philosophy encourages rewarding individuals who are committed to the achievement of their financial and operating goals as well as ensuring our customers are totally satisfied with our products and services. The Plan provides for incentive pay based on Financial and Business Objectives.

B.	Key Points

1.	Bonuses are earned by achieving ANNUAL Financial Objectives, including Net Sales, Net Income or Profit Before Allocation and RONA (Return on Net Asset) Thresholds.

2.	Participation by a Corporate Officer shall be recommended by the CEO and approved by the Astro-Med, Inc. Compensation Committee.

3.	Bonuses earned for achieving the Financial Thresholds will be paid only on an annual basis.

4.	Bonuses earned on the Business Objectives will be paid only on an annual basis.

5.	To be eligible for the Annual Bonus Officers must be on the Astro-Med payroll as of the last day of the fiscal year.

6.	Annual bonuses earned by Corporate Officers for achieving the Financial Objectives will be paid only after the issuance of Astro-Med’s Audited Consolidated Financial Statements.

7.	All levels of Net Income Attainment must include the requisite level of bonuses earned (e.g. adequate bonus reserves must be provided for in the Net Income reported).

8.	All Bonuses earned will be paid only after review and written approval by Astro-Med’s CEO (and, in the case of a bonus to the CEO, approval of the Compensation Committee).

II.	ELIGIBLE PARTICIPANTS

A.	Rules

1.	Dates of Employment

a.	Annual

(1).	Corporate Officers who are on the payroll as of the last day of the fiscal year to which the bonus relates, and who were on the payroll the first working day of such fiscal year are eligible for a full year’s bonus award.

(2).	Corporate Officers who were on the payroll after the first working day of the fiscal year to which the bonus relates are eligible for a pro rata bonus award. If the officer was hired on the first day of the fiscal month, the officer will receive full credit for the month. Officers hired on or after the second working day of the fiscal month will receive credit as of the first day of the next fiscal month.

Exhibit 10.8

First Month Credited as Employed or Re-employed During the Current Year		Pro Rata* Bonus
Fiscal March	11/12ths	(91.7%)
Fiscal April	10/12ths	(83.8%)
Fiscal May	9/12ths	(75.0%)
Fiscal June	8/12ths	(66.7%)
Fiscal July	7/12ths	(58.3%)
Fiscal August	6/12ths	(50.0%)
Fiscal September	5/12ths	(41.7%)
Fiscal October	4/12ths	(33.3%)
Fiscal November	3/12ths	(25.0%)

*	Pro rata means the percent of the full bonus that a participant who was on the payroll the first working day of the fiscal year to which the bonus relates is eligible to receive.

2.	Leave of Absence

No bonus will be paid to an officer on leave of absence.

3.	Retirees

Officers retiring after age 65 and prior to the last day of the fiscal year, and who were eligible for a bonus in the preceding year are eligible for a pro rata portion of a full year’s bonus (based upon the number of full months prior to retirement).

4.	Exclusions

Officers who are participating in other Company incentive plans (e.g. Sales Incentive Plan, etc.) are not eligible under this plan without written approval of the Astro-Med CEO.

III.	ELIGIBLE BONUS

A.	Threshold and Target Financial Objectives for Net Sales, Net Income, and Return on Net Assets (RONA) and the related Bonus Rates (Percentage of Base Salary) shall be established annually by the Compensation Committee and communicated to the Plan participants by the CEO.

B.	Plan Participants may also receive a bonus based upon achieving specified Strategic and Tactical Business Objectives. The maximum Bonus Rate (percentage of Base Salary) that may be earned by a Plan participant based upon achieving such Business Objectives shall be established annually by the Compensation Committee. The Business Objectives shall be established by the Compensation Committee for the CEO and by the CEO for all other Plan participants and the determination as to achievement of such Business Objectives and the portion of the bonus earned therefor shall be made by the CEO (or, in the case of the CEO, by the Compensation Committee).

IV.  FINANCIAL OBJECTIVES

A.	Definition of Financial Measurement Criteria

1.	Net Sales: Astro-Med Consolidated Net Sales

2.	Net Income: Astro-Med Consolidated Net Income

3.	Net Assets: Astro-Med Consolidated Net Assets

4.	RONA: Astro-Med Consolidated Net Income = %

Astro-Med Consolidated Net Assets

Note: For purposes of RONA calculations on an annual basis, Astro-Med’s consolidated Net Assets will represent a twelve month average of the Company’s Assets less a twelve month average of Liabilities.

V.	GENERAL RULES

A.	Participation

1.	Corporate Officers as approved by Astro-Med Compensation Committee.

B.	Minimum and maximum Payouts

1.	No bonus will be paid to any Officer on Financial or Business Objectives if Astro-Med’s Consolidated Net Income for the fiscal year is less than the Threshold established by the Compensation Committee, which Threshold shall not be less, but may be more than, budgeted Consolidated Net Income.

No bonus will be paid in excess of 60% of an Officer’s annual Base Salary.

C.	Definition of Salary

Annual bonuses are based on salary in effect as of the last day of the fiscal year.

D.	Timing of Bonus Payout

1.	Bonus earned for achieving the Financial Objectives and Business Objectives will be paid on an annual basis.

2.	Annual bonuses will be calculated and paid as soon as the Company’s audited financial statements are issued. This should be in March of the following fiscal year.

3.	All bonuses earned will be paid only after review and written approval by Astro-Med’s CEO and approval of the Compensation Committee in the case of the CEO.

E.	Modification and Continuation of the Bonus Plan

The Plan may be modified by Astro-Med’s CEO at any time, provided that any material modification of the Financial Targets, Financial Thresholds or Bonus Rates shall be approved by the Astro-Med, Inc. Compensation Committee. The Astro-Med CEO has final authority as to any payment hereunder (other than payments to the CEO), including the authority to interpret the provisions of this Plan. The Compensation Committee has sole discretion as to the continuation of the Plan for any fiscal year and, accordingly, continuation of the Plan beyond the current fiscal year is not guaranteed.

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